UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

 CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 18, 2016

VIRGIN AMERICA INC.
(Exact name of registrant as specified in its charter)

Delaware	001-36718	20-1585173
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

555 Airport Boulevard Burlingame, CA 94010 (Address of principal executive offices, including Zip Code) Registrant’s telephone number, including area code: (650) 762-7000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01    Other Events.
As Virgin America Inc. (the "Company") previously disclosed, the Company entered into a stipulation agreement on August 11, 2016 concerning the dismissal of the shareholder class action suit, captioned Thomas Houston v. Donald J. Carty, et al., Case No. 12235 (Del. Ch.), against the Company's outside directors in the Court of Chancery of the State of Delaware (the "Court"). On August 12, 2016, the Court entered an order dismissing the action with prejudice as to the plaintiff and without prejudice as to all other members of the putative class and retaining jurisdiction solely for the purpose of determining the plaintiff's counsel's anticipated application for an award of attorneys' fees and reimbursement of expenses.
The parties reached an agreement with respect to the payment of plaintiff's counsel's fees and expenses and on November 14, 2016, the Court granted the stipulation and ordered the Company to issue notice to shareholders with respect to the agreed-upon payment of attorneys' fees and expenses (the "Notice") on a Form 8-K within ten business days after entry of the order. The Notice is attached as Exhibit 99.1 and is incorporated herein by reference.
 Item 9.01    Financial Statements and Exhibits.
(d) Exhibits.
Reference is made to the Exhibit Index attached hereto.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VIRGIN AMERICA INC.
Date: November 18, 2016	By: /s/ John J. Varley John J. Varley Senior Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description
99.1	Notice of Payment of Attorneys' Fees and Expenses